UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2016 (July 19, 2016)

New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2016, the Board of Directors (the “Board”) of New Mountain Finance Corporation (the “Company”) approved a key promotion.

John R. Kline, a Managing Director of New Mountain Capital, L.L.C. and Executive Vice President and Chief Operating Officer of the Company, has been promoted to President in addition to maintaining his role as Chief Operating Officer of the Company.  Robert Hamwee, who previously held the title of President and Chief Executive Officer, will continue to serve as the Chief Executive Officer of the Company.

Mr. Kline, 40, has held various titles at New Mountain Capital, L.L.C. since 2008. Prior to joining New Mountain Capital, L.L.C. in 2008, he worked at GSC Group from 2001 to 2008 as an investment analyst and trader for GSC Group’s control distressed and corporate credit funds.  From 1999 to 2001, Mr. Kline was with Goldman, Sachs & Co. where he worked in the Credit Risk Management and Advisory Group. Mr. Kline has been a director of Unitek Global Services, Inc. since January 2015. Mr. Kline received an A.B. degree in History from Dartmouth College.

Mr. Kline was not appointed as an officer of the Company pursuant to any arrangement or understanding with any other person.

The Company issued a press release announcing this promotion, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 19, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: July 19, 2016	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary

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